UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2006

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC
Post Code: 518052
(Address of principal executive offices (zip code))

86-755-2655-3580
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Purchase Option Agreement

On April 21, 2006, we entered into a Purchase Option Agreement ("Option Agreement") with Sino Olympics Industrial Limited ("Sino Olympics"), a British Virgin Islands corporation, Shenzhen Diguang Electronics Co., Ltd., a Peoples Republic of China ("PRC") company, and Messrs. Song Yi and Song Hong ("the Songs"), both residents of PRC.

Sino Olympics, which is wholly owned by the Songs, currently owns a 32.5% equity interest in North Diamond International Co., Ltd. ("North Diamond"), a Britsh Virgin Islands corporation, which has established a wholly owned company in the PRC about to begin the production of backlight products. Sino Olympics has an option to acquire an additional 32.5% interest in North Diamond common stock from another stockholder at an exercise price of $1 per share, which is equivalent to a total purchase price of $487,500.

Under the Option Agreement, we have the right to purchase from Sino Olympics its entire equity interest in North Diamond, including the option to acquire the additional 32.5% ownership, for a period of one year from the date of the Option Agreement. The consideration to be paid for the exercise of the option is the amount that Sino Olympics paid for its interest, plus interest at the rate of 6% per annum, plus the assumption of any remaining obligation of Sino Olympics to contribute registered capital to North Diamond.

In consideration for the Sino Olympics's entry into the Option Agreement, we and Shenzhen Diguang Electronics Co., Ltd. have agreed to allow the Songs to devote such time and attention to the business of North Diamond as they deem appropriate, subject to the oversight of the independent members of our board of directors.

Employment Agreements with Song Yi and Song Hong

Please refer to Section 5.06 for a description of the employments agreements entered into with Song Yi and Song Hong on April 19, 2006.

Section 5.06 - Change in Shell Company Status

On March 21, 2006, we filed a Current Report on Form 8-K, which provided that the final employment agreements with Mr Song Yi as our Chief Executive Officer, Mr Song Hong as our Chief Operating Officer, and Ms Jackie You Kazmerzak as our Chief Financial Officer had not been finalized as of that date, and that we would promptly file those agreements as exhibits in an amended Form 8-K after they were finalized.

Song Yi entered into an employment letter agreement with us as of April 19, 2006, to serve as our Chief Executive Officer for three years effective March 17, 2006 through March 17, 2009, ("Initial Term") and shall continue after that for an unspecified term. During the Initial Term, the employment relationship may be terminated by Song Yi for any reason upon at least 30 days notice, or by us without cause (as defined in the employment agreement) upon at least 30 days notice or by us for cause (as defined in the employment agreement) with immediate effect. Following the Initial Term, the employment relationship may be terminated by Song Yi or us according to our policies at the time of termination. Song Yi shall receive a monthly base salary of $20,833.33, which is equivalent to the RMB equivalent of $250,000 on an annualized basis, which may be increased during the Initial Term on each anniversary of March 17, 2006.

If during the Initial Term we terminate Song Yi’s employment without cause, as defined therein, other than in circumstances of death or disability, or if during the Initial Term Song Yi terminates his employment for good reason, as defined therein, and signs a general release of all claims against us and related parties within sixty (60) days of such termination, Song Yi will be entitled to receive the following separation benefits: (i) continuation of Song Yi’s then current monthly base salary, less applicable withholding taxes, if any, for a period of twelve months, or, at our option, a lump sum payment of an amount equal to twelve months of Song Yi’s then current annual base salary, less applicable withholding taxes, if any, effective as of the effective date of Song Yi’s execution of the general release of claims.

We will also indemnify and defend Song Yi to the maximum extent permitted by law, provided that Song Yi enters into our standard form of Indemnification Agreement giving him such protection.

Song Hong entered into an employment letter agreement with us as of April 19, 2006, to serve as our Chief Operating Officer for three years effective March 17, 2006 through March 17, 2009, and shall continue after that for an unspecified term. During the Initial Term, the employment relationship may be terminated by Song Hong for any reason upon at least 30 days written notice, or by us without cause (as defined in the employment agreement) upon at least 30 days written notice, or by us for cause (as defined in the employment agreement) with immediate effect. Following the Initial Term, the employment relationship may be terminated by Song Hong or us according to our policies at the time of termination. Song Hong shall receive a monthly base salary of $16,666.67 which is equivalent to the RMB equivalent of $200,000 on an annualized basis, which may be increased during the Initial Term on each anniversary of March 17, 2006.

If during the Initial Term we terminate Song Hong’s employment without cause, as defined therein, other than in circumstances of death or disability, or if during the Initial Term Song Hong terminates his employment for good reason, as defined therein, and signs a general release of all claims against us and related parties within sixty (60) days of such termination, Song Hong will be entitled to receive the following separation benefits: (i) continuation of Song Hong’s then current monthly base salary, less applicable withholding taxes, if any, for a period of twelve months, or, at our option, a lump sum payment of an amount equal to twelve months of Song Hong’s then current annual base salary, less applicable withholding taxes, if any, effective as of the effective date of Song Hong’s execution of the general release of claims.

We will also indemnify and defend Song Hong to the maximum extent permitted by law, provided that Song Hong enters into our standard form of Indemnification Agreement giving him such protection.

We shall also pay Song Yi and Song Hong such bonuses as may be determined from time to time by our Compensation Committee. The amount of annual bonus payable to them may vary at the discretion of the Compensation Committee. In determining the annual bonus to be paid to them, the Compensation Committee may, consider all factors they deem to be relevant and appropriate.

The employment agreement with Jackie You Kazmerzak is still being negotiated. Once it is finalized, it will be filed as an exhibit in an amendment to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

In the Current Report on Form 8-K filed on January 17, 2006 (when our name was Online Processing, Inc.), we: (a) announced our entry into a material definitive agreement to conduct a share exchange with the stockholders of Diguang International Holdings Limited and (b) included an audit report and audited financial statements for Diguang International Holdings Limited for the fiscal years ending December 31, 2002, 2003 and 2004, as well as reviewed financial statements for the periods ending June 30, 2004 and 2005.

In the Current Report on Form 8-K filed on March 21, 2006 announcing the consummation of the share exchange, we recently recognized that we had inadvertently omitted the audited financial statements for Diguang International Holdings Limited for the fiscal years ending December 31, 2003, 2004 and 2005, although we did include the pro forma combining financial statements for the period ending December 31, 2005 in that Form 8-K.

“Item 9.10 Financial Statements and Exhibits” of the Current Report on Form 8-K filed on March 21, 2006 is therefore hereby amended to include the following audited consolidated financial statements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

BDO Reanda (2006)No.A1050

The Board of Directors
Diguang International Holdings Limited

We have audited the accompanying consolidated balance sheets of Diguang International Holdings Limited (the “Company”) as of December 31, 2004 and 2005, and the related statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diguang International Holdings Limited, as of December 31, 2004 and 2005, the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

By:  /s/  BDO Reanda
BDO Reanda
Beijing, PRC
January 26, 2006

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS
(In US Dollars)

	December 31,
	2004	2005

ASSETS

Current assets:
Cash and cash equivalents	$5,352,758	$10,054,568
Short term deposits	290,752	1,056,122
Accounts receivable, net of allowance for doubtful account $459,847 and $491,908	4,764,865	6,081,427
Inventories	1,624,749	3,447,096
Other receivables	523,027	80,318
Advance to supplier	468,588	417,781
Amount due from related parties	642,572	21,538

Total current assets	13,667,311	21,158,850

Property and equipment, net	491,102	2,119,893
Deposit for purchasing office space	-	99,130
Deferred offering expense	-	310,718

Total assets	$14,158,413	$23,688,591

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,781,650	$5,868,614
Advance from customers	315,246	334,943
Accruals and other payables	1,248,029	1,277,161
Accrued payroll and related expense	126,040	221,295
Dividend payable	-	111,140
Income tax payable	215,908	572,159
Amount due to related parties	1,013,480	137,440

Total current liabilities	5,700,353	8,522,752

Long-term bank loans	483,296	-

Total liabilities	6,183,649	8,522,752

Stockholders’ equity:
Common stock, par value $0.01 per share, 50 million shares authorized, 12,803,339 shares issued and outstanding	128,033	128,033
Additional paid-in capital	526,370	1,762,815
Appropriated earnings	133,507	501,833
Retained earnings	7,184,389	12,613,675
Translation adjustment	2,465	159,483

Total stockholder’s equity	7,974,764	15,165,839

Total liabilities and stockholders' equity	$14,158,413	$23,688,591

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(In US Dollars)
	Years Ended December 31,
	2003	2004	2005

Revenues:
Revenues, net	$6,156,408	$24,483,222	$35,648,118
Cost of sales	4,147,610	14,453,785	23,048,087

Gross profit	2,008,798	10,029,437	12,600,031

Selling expense	136,353	904,200	1,480,229
Research and development costs	261,710	802,511	727,302
General and administrative expenses	530,505	1,425,807	811,160
Loss on disposing assets	-	1,359	913

Income from operations	1,080,230	6,895,560	9,580,427

Interest income (expense), net	(4,267)	(22,459)	45,710
Investment loss	-	-	(7,405)
Other income	23,732	5,343	48,252

Income before income taxes	1,099,695	6,878,444	9,666,984

Income tax provision	54,055	258,887	532,927

Net income	$1,045,640	$6,619,557	$9,134,057

Other comprehensive income :
Translation adjustment	364	1,444	157,018

Comprehensive income	$1,046,004	$6,621,001	$9,291,075

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

						Other
			Additional			Accumulated
	Common Stock		Paid-in	Appropriated	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Earnings	Income (Loss)	Total

Balance at January 1, 2003	12,803,339	128,033	36,970	18,700	2,632,355	657	2,816,715

Capital infused	-	-	142,000	-	-	-	142,000

Retained earnings converted to capital	-	-	347,400	-	(347,400)	-	-

Appropriation	-	-	-	11,486	(11,486)	-	-

Dividends paid	-	-	-	-	(2,650,956)	-	(2,650,956)

Net income for the year	-	-	-	-	1,045,640	-	1,045,640

Translation adjustments	-	-	-	-	-	364	364

Balance at December 31, 2003	12,803,339	128,033	526,370	30,186	668,153	1,021	1,353,763

Appropriation	-	-	-	103,321	(103,321)	-	-

Net income for the period	-	-	-	-	6,619,557	-	6,619,557

Translation adjustment	-	-	-	-	-	1,444	1,444

Balance at December 31, 2004	12,803,339	128,033	526,370	133,507	7,184,389	2,465	7,974,764

Retained earnings converted to capital	-	-	1,236,445	-	(1,236,445)	-	-

Appropriation	-	-	-	368,326	(368,326)	-	-

Dividends declared	-	-	-	-	(2,100,000)	-	(2,100,000)

Net income for the year	-	-	-	-	9,134,057	-	9,134,057

Translation adjustment	-	-	-	-	-	157,018	157,018

Balance as of December 31, 2005	12,803,339	$128,033	$1,762,815	$501,833	$12,613,675	$159,483	$15,165,839

See accompanying notes to financial statements

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents
(In US Dollars)

	Years Ended December 31,
	2003	2004	2005

Cash flows from operating activities:
Net income	$1,045,640	$6,619,557	$9,134,057
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	53,390	85,393	253,822
Bad debts allowance	-	459,847	32,061
Loss on disposing assets	-	1,359	913
Changes in operating assets and liabilities:
Accounts receivable	(441,026)	(2,297,522)	(1,306,417)
Inventory	(2,043,327)	1,229,532	(1,777,958)
Other receivable	(79,944)	(386,589)	430,938
Prepayment and other assets	(150,444)	(247,987)	46,331
Accounts payable	1,149,808	385,614	3,066,304
Accruals and other payable	300,842	669,294	108,446
Advance from customers	(95,998)	102,474	19,196
Taxes payable	42,909	167,388	347,509

Net cash provided by (used in) operating activities	(218,150)	6,788,360	10,355,202

Cash flows from investing activities:
Purchase of fixed assets	(178,196)	(159,686)	(1, 843,338)
Additions to short term deposits	-	(290,752)	(765,370)
Due from related parties	(98,223)	(499,364)	(128,201)
Deposit for purchasing office space	-	-	(96,659)

Net cash used in investing activities	(276,419)	(949,802)	(2,833,568)

Cash flows from financing activities:
Due to related parties	2,046,639	(1,728,290)	(2,096,800)
Dividend paid	(2,650,956)	-	-
Capital infused	142,000	-	-
Deferred offering expense	-	-	(310,718)
Proceeds from (payments to) short-term bank loans	(165,459)	-	-
Proceeds from (payments to) a long-term bank loan	483,284	-	(470,941)

Net cash provided by (used in) financing activities	(144,492)	(1,728,290)	(2,878,459)

Effect of changes in foreign exchange rates	364	1,457	58,635

Net increase (decrease) in cash and cash equivalents	(638,697)	4,111,725	4,701,810

Cash and cash equivalents, beginning of year	1,879,730	1,241,033	5,352,758

Cash and cash equivalents, end of year	$1,241,033	$5,352,758	$10,054,568

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Diguang International Holdings Limited (the Company) was established under the law of British Virgin Islands on July 27, 2004 by two Chinese owners for the purpose to hold the equity interest in the following entities:

•	Shenzhen Diguang Electronics Co., Ltd. (a China based entity);
•	Well Planner Limited (a Hong Kong based entity); and
•	Diguang Science and Technology (HK) Limited (a British Virgin Islands based entity).

Shenzhen Diguang Electronics Co. Ltd. (Diguang Electronics) was established as an equity joint venture in Shenzhen under the laws of the People’s Republic of China (PRC) on January 9, 1996 with the original registered capital of RMB1,380,000 and an operating life of 20 years starting on that date. Diguang Electronic was originally owned by the three corporate entities (Shenzhen Diguang Engine & Equipment Co., Ltd 13.8%; Shenzhen Jingfang Machinery & Electric Co., Ltd. 39%; and Cinema Systems Inc. 47.2%, a US entity which is the agent of two Chinese citizens). On July 22, 2003, the Board of Diguang Electronics resolved that Shenzhen Diguang Engine & Equipment bought out Shenzhen Jingfang Machinery & Electric’s equity interest at its carrying value. On September 8, 2003, the Board of Diguang Electronics resolved to increase the registered capital to RMB5 million by transferring retained earnings into capital and by infusing capital of $142,000 from Well Planner accounting for 23.4% out of the above RMB5 million and became a new investor at this equity joint venture. On December 24, 2003, $142,000 was infused by Well Planner into Diguang Electronics and the other two investors converted their shares of retained earnings approximately $297,400 into registered capital. After changing the registration with State Administration Bureau of Industry and Commerce, two Chinese citizens became the ultimate owners of this equity joint venture. Diguang Electronics designs, develops and manufactures LED and CCFL backlight units. These backlight units are essential components used in illuminating display panels such as TFT-LCD and color STN-LCD panels. These display panels are used in products such as mobile phones, PDAs, digital cameras, liquid crystal computer or television displays and other household and industrial electronic devices. Diguang Electronics’ customers are located in both China and overseas.

Well Planner Limited (Well Planner) was established under the laws of Hong Kong Special Administrative Region on April 20, 2001 and wholly owned by two Chinese citizens who are also the ultimate owners of Diguang Electronics and has been doing business in custom forwarding related to export and import activities conducted by Diguang Electronics for a service fee based on a service agreement, pursuant to which service fees should not be less than 2% of the goods Well Planner has sold. However, Well Planner sells only to Diguang Science and Technology (HK) Limited. In essence, Well Planner is a pass-through entity among all three entities.

Diguang Science and Technology (HK) Limited (Diguang Technology) was established under the laws of British Virgin Islands on August 28, 2003 and owned by two Chinese citizens who are also the ultimate owners of Diguang Electronics. The business predecessor of Diguang Technology was an unlimited liability company, namely Diguang Electronics (Hong Kong) Co. (Diguang Electronics (HK)), which was established under Hong Kong laws on October 12, 1998 and owned by the same two Chinese citizens. Diguang Electronics (HK) had conducted business in distributing Diguang Electronics’ products and purchase electronic components and raw materials for Diguang Electronics’ operations. On October 31, 2003, all of the substantial businesses at Diguang Electronics (HK) were transferred to Cheer Top Capital, a company incorporated in British Virgin Islands, which was bought by the two Chinese citizens and the name was changed to Diguang Science and Technology (HK) Limited in June 2004. After businesses transferred, a dividend of approximately $2,650,956 was distributed. Currently, Diguang Technology has handled all sales to international customers and procurement of electronic components and materials for Diguang Electronics.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND (Continued)

On January 8, 2005, two Chinese owners transferred their interest in the Company to Sino Olympics Industrial Limited, which is also a British Virgin Islands based company. On January 26, 2005, two Chinese owners transferred their interest in Diguang Electronic into the Company. Pursuant to a signed reorganization agreement dated June 15, 2005, the two Chinese owners of Well Planner and Diguang Technology would transfer their interest in the above two entities to the Company. Being a receiving entity under the common control with the identical owners and ownership percentages, the Company has recorded all the assets and liabilities transferred at their carrying amounts in the accounts of three respective entities at the date of transfer under the guidance of SFAS No. 141, Appendix D. The effective date for this reorganization is June 30, 2005. Consequently, the above three entities became wholly owned subsidiaries of the Company. As a result of exchanging the ownership between the Company and above three entities, the consolidated financial statements of above three entities become the historical financial statements of the Company.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. All of the consolidated financial statements have been prepared based on generally accepted accounting principles in the United States

Foreign Currency Translations and Transactions

The Renminbi (“RMB”), the national currency of PRC, is the primary currency of the economic environment in which the operations of Diguang Electronics are conducted. Hong Kong dollars is the primary currency of the economic environment in which the operations of Well Planner are conducted. U.S dollar is the functional currency in which Diguang Technology recorded all its activities. The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes.

The Company translates two subsidiaries’ assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of income is translated at average rate during the reporting period. Adjustments resulting from the translation of subsidiaries’ financial statements from the functional currency into U.S. dollars are recorded in stockholders' equity as part of accumulated comprehensive income (loss) - translation adjustments. Gains or losses resulting from transactions in currencies other than functional currency are reflected in the statements of income for the reporting periods.

Revenue Recognition

Revenue generated from sales of backlight units is recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, customer acceptance has been obtained, which means the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Short Term Deposits

Short term deposits consist of certificates of deposit having maturity of one to twelve months. These short term deposits are renewable when they mature and interest rates are subject to change in line with the market interest rates available when they are renewed.

Account Receivable and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its customers. Typically credit terms require payment to be made within 90 days of the invoice date. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions.

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company includes any accounts balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts as of December 31, 2003, 2004 and 2005 was adequate, respectively. However, actual write-off might exceed the recorded allowance.

The following table presents allowance activities in accounts receivable.

	December 31,
	2004	2005

Beginning balance	$-	$459,847
Additions charged to expense	459,847	32,061

Write-off	-	-

Recovery	-	-

Ending balance	$459,847	$491,908

Inventories

Inventories are composed of raw materials and components, work in progress, and finished goods, all of which are related to backlight products. Inventories are valued at the lower of cost (based on weighted average method) or the market.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Property and equipment

Properties and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation is determined using the straight-line method over the shorter of either the estimated useful lives or the remaining contractual life related to leasehold improvements, as follows:

Machinery and equipment	5-10 years
Furniture and office equipment	5 years
Accounting Software	2 years
Vehicles	5-10 years
Software	2-5 years
Leasehold improvement	5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

Impairment of Long-Lived Assets

The Company adopts the provisions of Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No.144”). SFAS No.144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment of long-lived assets in the years ended December 31, 2003, 2004 and 2005.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, other receivables, advance to vendor, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The fair value of amount due from/to related parties and stockholders are reasonable estimate of their fair value as the amount will be collected and paid off in a period less than one year.

Value Added Tax

Diguang Electronic is subject to value added tax (VAT) imposed by PRC government on its domestic product sales. VAT rate for the Company is 17%. The input VAT can be offset against the output VAT. VAT payable or receivable balance presented on the Company’s balance sheets represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a receivable.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Diguang Electronics is registered at Shenzhen and subject to a favorable income tax rate at 15% comparing to a statutory income tax rate of 33% (30% for the central government and 3% for the local government) under the current tax laws of PRC because Shenzhen is a special zone designated by Chinese central government to attract foreign investments. Diguang Electronics has been deemed as a high-tech company by Shenzhen Bureau of Science, Technology & Information. Under this category, Diguang Electronics has been entitled to enjoy a 100% exemption of corporate income tax for the first two years from the first profit-making year (years ended December 31, 1999 and 2000) and a 50% exemption of corporate income tax for the following three years (years ended December 31, 2001, 2002 and 2003) in accordance with the preferential rules approved by Shenzhen local tax authority on August 2, 1999. Also being recognized by relevant government agencies as a high-tech company in June 2003, Diguang Electronics has been granted a 50% exemption of corporate income tax for additional three years after the previous tax preferential period ended on December 31, 2003. However, in accordance with the Rules for the Implementation of the Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises prescribed by the central government, the minimum corporate income tax rate should be 10% within the three years ended December 31, 2004, 2005, and 2006. The Company recorded the income tax provision based on 10% of corporate income tax rate for the years ended December 31, 2004 and 2005 considering that the difference between the 7.5% rate implemented by the local tax authority and the 10% rate in terms of the rules prescribed by the central government should be recognized as income tax payable for conservative consideration.

Well Planner is subject to corporate income tax under Hong Kong Inland Revenue jurisdiction. However, Well Planner does not have Hong Kong sourced income. In accordance with Hong Kong tax regulation, Well Planner has not been taxed since its inception.

There is no income tax for the companies domiciled in BVI. Accordingly, the Company’s financial statements do not present any income tax provision related to British Virgin Islands tax jurisdiction.

Because the consolidated financial statements were based on the respective entities’ historical financial statements, the effective income tax rate for the periods reported only represent the effect of actual income tax provisions incurred in Diguang Electronics.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

At December 31, 2004 and December 31, 2005, the allowance for doubtful accounts at Diguang Electronics was $9,718 and $41,779, respectively. The remaining balance of $450,129 and $450,129 of the allowance for doubtful accounts at December 31, 2004 and 2005, respectively, was of Diguang Technology, which is not subject to any corporate income tax. Because Diguang Electronics is the only entity which will be subject to corporate income tax at a rate of 10%, the impact of deferred tax assets arising from the allowance for doubtful accounts at Diguang Electronic level at December 31, 2004 and 2005, respectively, was minimal. Except this minimal impact of deferred tax assets, the Company did not have any other temporary differences which would have given rise to deferred income tax assets and liabilities. Accordingly, the Company did not provide the disclosure of deferred tax assets and liabilities for the periods reported.

Research and Development

Research and development costs are expensed as incurred. Research and development expense for new product development and improvements of existing products by the Company incurred for the years ended December 31, 2003, 2004 and 2005 were $290,983, $802,511 and $869,792, respectively. After offsetting against the government subsidies, which were specified for supporting research and development effort via value added tax refund, the net research and development expenses for the fiscal years ended December 31, 2003, 2004 and 2005 were $261,710, $802,511 and $727,302, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Appropriations to Statutory Reserve

Under the corporate law and relevant regulations in China, the subsidiary of the Company located in the mainland China (Diguang Electronics) is required to appropriate a portion of its retained earnings to statutory reserve. It is required to appropriate 15% of its annual after-tax income each year to statutory reserve until the statutory reserve balance reaches 50% of the registered capital. In general, the statutory reserve shall not be used for dividend distribution purpose.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), issued by the Financial Accounting Standards Board (“FASB”). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income. Comprehensive income (loss) is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In November 2004, the FASB issued Statement of Accounting Standards No. 151, “Inventory Costs, An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 eliminates the “so abnormal” criterion in ARB No. 43 “Inventory Pricing.” SFAS No. 151 no longer permits a company to capitalize inventory costs on their balance sheets when the production defect rate varies significantly from the expected rate. SFAS No. 151 reduces the differences between U.S. and international accounting standards. SFAS No. 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In December 2004, the FASB issued the Statement of Financial Account Standards No. 153, “Exchange of Non-monetary Assets, An Amendment of APB Opinion No. 29” (SFAS No. 153). SFAS No 153 addresses the measurement of exchanges of non-monetary assets. SFAS No. 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 shall be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements.” (SFAS No. 154). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 generally requires retrospective application to the prior period financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. However, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The Company does not believe the adoption of SFAS No. 154 will have a material effect on its results of operations or financial condition.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 3 - INVENTORIES

Inventories consisted of the following:

	December 31,
	2004	2005

Raw materials	$940,773	$1,823,996
Work in progress	49,011	78,752
Finished goods	634,965	1,238,200
Goods in transit	-	306,148

	$1,624,749	$3,447,096

NOTE 4 - PROPERTY AND EQUIPMENT

A summary of property and equipment at cost is as follows:

	December 31,
	2004	2005

Machinery	$515,090	$1,577,166
Office equipment	80,146	470,086
Vehicles	102,065	144,995
Software	8,687	27,124
Leasehold improvement	-	373,427

	705,988	2,592,798
Accumulated depreciation	(214,886)	(472,905)

	$491,102	$2,119,893

The depreciation and amortization for the years ended December 31, 2003, 2004 and 2005, were $53,390, $85,393 and $259,319, respectively.

Pursuant to the board resolution of Diguang Electronics dated December 12, 2005, it was resolved that Diguang Electronics will acquire office space about 1,220 square meters in Shenzhen at a total estimated cost of RMB 15,369,877 (equivalent of $1,904,522). The Company has put down a deposit of RMB 800,000 (equivalent of $99,130) in December 2005.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 5 - RELATED PARTY TRANSACTIONS

Related Party Relationships

Name of Related Parties	Relationship with the Company

Sino Olympics Industrial Limited	The Company’s 100% stockholder
Mr. Yi Song	The ultimate stockholder of the Company
Mr. Hong Song	The ultimate stockholder of the Company
Shenzhen Diguang Engine & Equipment Co., Ltd. (a China based entity)	80% owned by Mr. Yi Song and 20% owned by Mr. Hong Song
Cinema Systems Inc. (a US entity)	The representative of Mr. Yi Song and Mr. Hong Song
Dongguan Diguang Electronic Science and Technology Co., Ltd. (a China based entity from which Diguang Electronics has rented the plant.)	92% owned by Diguang Electronics (Hong Kong) and 8% owned by Shenzhen Diguang Engine & Equipment Co., Ltd.

On December 20, 2004, Diguang Electronics entered into a lease agreement with Dongguan Diguang Electronic Science & Technology Co., Ltd., a company 92% owned by Diguang Electronics (Hong Kong) and 8% owned by Shenzhen Diguang Engine & Equipment Co., Ltd., to rent the plant with rental of RMB440,000 plus maintenance fee of RMB80,000 per month for the first two years and the subsequent rental will be subject to change in line with the market price in that time. The lease terms shall start from January 20, 2005 and expire on January 19, 2010. On February 23, 2005, both parties agreed that the rental for three months from February to April 2005 shall be waived as Diguang Electronic had to finish its interior remodeling during this period. On March 30, 2005, both parties agreed that the rental shall be RMB380,000 per month including all maintenance fee based on the prevailing market price for the similar facility to be leased in Dongguan area and that the lease terms start from February 1, 2005 to January 31, 2010. There were no other changes under the lease agreement. Based on the above amendments, the Company recorded the monthly rental of RMB361,000 on a straight-line basis.

During the normal course of business, the transactions among all related parties were related to fund movements among these parties. The break-down details of due from/to related parties were summarized as follows:
	December 31,
Related Parties	2004	2005

Due from related parties
Stockholders	$642,572	$-
Shenzhen Diguang Engine & Equipment Co., Ltd	-	21,538

Total	642,572	21,538

Due to related parties
Shenzhen Diguang Engine & Equipment Co., Ltd	843,259	2,339
Dongguan Diguang Electronic Science and Technology Ltd.	-	135,101
Stockholders	170,221	-

Total	$1,013,480	$137,440

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 6 - BANK LOANS

Bank loan is summarized as follows:
	December 31,
	2004	2005

RMB-denominated loan (RMB4,000,000) from a commercial bank, maturing on October 28, 2005, bearing interest at a fixed interest rate of 5.49% which is only adjusted when the People’ Bank of China, central bank, adjusted the interest, collateralized by a certificate of deposit of $400,000 in the bank and owners’ personal property	$483,296	$-

NOTE 7 - INCOME TAXES

The income before income taxes in 2003, 2004 and 2005, respectively, was as follows:

	Years Ended December 31,
	2003	2004	2005

Income in Diguang Technology before income taxes	$359,827	$3,824,816	$4,088,391
Income in Well Planner before income taxes	24,456	464,755	249,327
Income in Diguang Electronics before income taxes	715,412	2,588,873	5,329,266

	$1,099,695	$6,878,444	$9,666,984

The income tax provision was as follows:

	Years Ended December 31,
	2003	2004	2005
Current:
China	$54,055	$258,887	$532,927

Deferred:	-	-	-

	$54,055	$258,887	$532,927

The difference between the effective income tax rate and the expected federal statutory rate was as follows:

	Years Ended December 31,
	2003	2004	2005

Statutory rate	33.0%	33.0%	33.0%
Income tax rate reduction	(25.4)	(23.0)	(23.0)
Permanent differences	(3.3)	0.1	(0.0)
Other	0.6	(6.3)	(4.5)

Effective income tax rate	4.9%	3.8%	5.5%

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 8 - EQUITY TRANSACTIONS

On September 8, 2003, the Board of Diguang Electronics resolved to increase the registered capital to RMB5 million by transferring retained earnings into capital and by infusing capital of $142,000 from Well Planner accounting for 23.4% out of the above RMB5 million and became a new investor at this equity joint venture. On December 24, 2003, Well Planner infused $142,000 into Diguang Electronics and the other two investors converted their shares of retained earnings approximately $297,400 into registered capital, which was substantiated by a capital verification report rendered by an independent CPA firm in China on May 31, 2004 and approved by Shenzhen office of State Administration Bureau of Industry and Commerce on June 15, 2004.

On October 31, 2003, all of the substantial businesses in Diguang Electronics (HK) were transferred to Diguang Technology (a BVI company). After business transferred, a dividend of approximately $2,650,956 was distributed and a portion of retained earnings, $50,000, was converted into capital of Diguang Technology.

Under China laws and regulation, Diguang Electronics is required to appropriate a portion of its retained earning to a general reserve, which cannot be used for dividend distribution purpose. In the years ended December 31, 2003, 2004 and 2005, the appropriation was $11,486, $103,321 and $368,326, respectively.

On October 8, 2005, Diguang Electronics converted its retained earnings of RMB10 million (equivalent $1,236,445) into the registered capital resulting in a total registered capital amounting RMB15 million (equivalent $1,840,845), which was approved by relevant government agency and verified by a CPA firm.

On December 12, 2005, the Board of Diguang Technology resolved to distribute dividend of $2.1 million from its retained earnings to Sino Olympics Industrial Limited. According to the board resolution, Sino Olympics Industrial Limited will receive the payment of approximately $111,140, after netting of amount due from/to related parties, at the end of February 2006.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Diguang Electronics leases its plant and office from a local customer - Tianma Microelectronic Co., Ltd. (“TMCL”) since May 1, 2000. The lease term was from May 1, 2000 to April 30, 2003 with a monthly rental of RMB23,061 (approximately $2,786) for both office space and production facility. After that lease terminated, the next lease was signed with Tianma Microelectronic Co., Ltd. on an annual basis and renewable upon Diguang Electronics’ request. The newest leasing period is from February 1, 2005 to January 31, 2006 which is for the office space only with a monthly rental of RMB15,039 plus maintenance fee of RMB 1,504 (approximately $1,999). The lease for production facility was terminated on April 30, 2005 with a monthly rental RMB32,388 (approximately $3,913).

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 9 - COMMITMENTS AND CONTINGENCIES(Continued)

Operating Leases (Continued)

On December 20, 2004, Diguang Electronics entered into a lease agreement with Dongguan Diguang Electronic Science & Technology Ltd., a company 92% owned by Diguang Electronics (Hong Kong) and 8% owned by Shenzhen Diguang Engine & Equipment Co., Ltd., to rent the plant with rental of RMB440,000 plus maintenance fee of RMB80,000 per month for the first two years and the subsequent rental will be subject to change in line with the market price in that time. The lease terms shall start from January 20, 2005 and expire on January 19, 2010. On February 23, 2005, both parties agreed that the rental for three months from February to April 2005 shall be waived as Diguang Electronic had to finish its interior remodeling during this period. On March 30, 2005, both parties agreed that the rental shall be RMB380,000 per month including all maintenance fee based on the prevailing market price for the similar facility to be leased in Dongguan area and that the lease terms start from February 1, 2005 to January 31, 2010. There were no other changes under the lease agreement. Based on the above amendments, the Company recorded the monthly rental of RMB361,000 on a straight-line basis.

Both Well Planner and Diguang Technology do not have any office space leased in Hong Kong and British Virgin Islands.

The rental expense for the years ended December 31, 2003, 2004 and 2005 were $189,834, $219,499 and $521,322, respectively.

Future minimum payments required under operating lease which has a remaining lease term in excess of one year at December 31, 2005 are as follows:

December 31,	Amount

2006	565,042
2007	565,042
2008	565,042
2009	565,042
2010	47,087

$2,307,255

NOTE 10 - GOVERNMENT SUBSIDIES

The local government in Shenzhen provided government subsidies sourcing from the proceeds of value added tax and corporate income tax collected to encourage Diguang Electronics’ research and development effort. All subsidies were accounted for based on the hard evidence that Diguang Electronics should be entitled to receive these subsidies or that cash has been received. Government subsidies received with specification to support the research and development effort was first offset against Diguang Electronics’ research and development expense and the remaining balance, if any, together with proceeds from other subsidy programs, was recognized as other income in accordance with internationally prevailing practice. The government subsidies for the year ended December 31, 2003, 2004 and 2005 were $46,698, and $5,547 and $203,012, respectively. Certain portion of these subsidies was granted for other purposes. Therefore, these subsidies were recognized as other income.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 11 - SEGMENT REPORTING

The Company currently operates only in one business segment. As the Company’s major production base is in China while export revenue and net income in overseas entities accounted for a significant portion of total consolidated revenue and net income, management believes that the following tables present useful information to chief operation decision makers for measuring business performance, financing needs, and preparing corporate budget, etc.

	Years Ended December 31,
	2003	2004	2005

Sales to China domestic customers	$3,085,706	$4,667,219	$4,921,563
Sales to international customers	3,070,702	19,816,003	30,726,555

	$6,156,408	$24,483,222	$35,648,118

	China Domestic customers	International customers (most in Asia)	Total

2003
Revenue	$3,085,706	$3,070,702	$6,156,408
Gross margin	-%	-%	33%
Receivable	799,394	2,127,795	2,927,189
Inventory	2,854,281	-	2,854,281
Property and equipment	418,168	-	418,168
Expenditures for long-lived assets	178,196	-	178,196

2004
Revenue	$4,667,219	$19,816,003	$24,483,222
Gross margin	-%	-%	41%
Receivable	1,511,062	3,253,803	4,764,865
Inventory	1,624,749	-	1,624,749
Property and equipment	491,102	-	491,102
Expenditures for long-lived assets	159,686	-	159,686

2005
Revenue	$4,921,563	$30,726,555	$35,648,118
Gross margin	-%	-%	35%
Receivable	2,006,595	4,074,832	6,081,427
Inventory	3,447,096	-	3,447,096
Property and equipment	2,119,893	-	2,119,893
Expenditures for long-lived assets	1,722,424	-	1,722,424

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 12 - CONCENTRATION OF CUSTOMERS AND VENDORS

Customers and vendors who accounts for 10% or more of revenues, accounts receivable, purchases, and accounts payable are presented as follows:

		Accounts		Accounts
	Revenue	Receivable	Purchases	Payable
2003

Customer A	3%	27%	-	-

Vendor A	-	-	12%	23%
Vendor B	-	-	19%	26%
Vendor F	-	-	17%	17%

2004

Customer A	4%	13%	-	-
Customer B	3%	11%	-	-
Customer C	50%	7%	-	-

Vendor A	-	-	9%	13%
Vendor F	-	-	25%	19%

2005

Customer C	31%	6%	-	-
Customer D	6%	16%	-	-
Customer E	25%	12%	-	-

Vendor A	-	-	14%	7%
Vendor F	-	-	20%	24%

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 13 - SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS

Cash Paid	Years Ended December 31,
	2003	2004	2005

Interest	$6,111	$22,552	$29,982
Income Tax	11,151	91,507	189,366

Non-cash Transactions	Years Ended December 31,
	2003	2004	2005

Due from a related party	$-	$-	$749,772
Dividend payable	-	-	111,140
Due to a related party	-	-	1,239,088
Additional paid-in capital	347,400	-	1,236,445
Appropriation	11,486	103,321	368,326
Retain Earnings	(358,886)	(103,321)	(3,704,771)

NOTE 14 - SUBSEQUENT EVENT (Unaudited)

On January 10, 2006, the Company entered into a definitive Share Exchange Agreement to be acquired by Online Processing, Inc., a public shell company established under the laws of State of Nevada. In accordance with the signed Share Exchange Agreement, the owners of the Company will own the majority of voting stock as they will receive an aggregate of 18,250,000 shares of common stock in exchange for all of the issued and outstanding capital stock of the Company.  The shares to be issued to the stockholders of the Company will be issued only to accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

The closing of the Share Exchange remains contingent upon the satisfaction of certain material conditions. If the conditions to be satisfied are not fully met in a timely fashion, the above transaction may not occur. The main conditions are as follows: 1) Online Processing, Inc. will convert from a Nevada corporation into a British Virgin Islands based company simultaneously with the closing of the Share Exchange; and 2) upon the completion of a private placement, 2.4 million shares of Online Processing’s common stock should be sold at a per share price of $5.00, generating gross proceeds of $12 million.  The offering will close immediately after the closing of the Share Exchange.  The securities to be sold in the offering will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 15, 2006, both parties of the above Share Exchange Agreement agreed that the above re-domiciling condition was removed and Online Processing, Inc. would continue to be a Nevada company.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,

NOTE 14 - SUBSEQUENT EVENT (Unaudited) (Continued)

In accordance with “Agreement for Sale of Stock” to be signed between and among the seller, Sino Olympics Industrial Limited (“Sino Olympics”), and the three buyers, immediately before the closing of the aforementioned stock exchange transaction, the Buyers will acquire 701,553, 87,694, and 87,694 shares, respectively, of the Company’s 12,803,339 issued and outstanding shares in exchange for cash of $5 million, which the buyers shall have placed in an escrow account upon the signing of this Agreement and which will be released to Sino Olympics at the closing. Thereafter, the buyers will convert the aggregate total of 876,941 shares of the Company’s common stock into an aggregate total of 1,250,000 shares out of 18, 250,000 shares of Online Processing, Inc.’s common stock to be issued to the Company at the closing. The above contemplated transaction was disclosed in the revised Share Exchange Agreement dated February 28, 2006.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Song Yi
10.2	Employment Agreement of Song Hong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

By:	/s/ Jackie You Kazmerzak
Jackie You Kazmerzak
Chief Financial Officer